Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	April 20, 2026
FOR MORE INFORMATION CONTACT:
David A. Dykstra, Vice Chairman & Chief Operating Officer
(847) 939-9000
Amy Yuhn, Executive Vice President, Communications
(847) 939-9591
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Record Quarterly Net Income

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust”, “the Company”, “we” or “our”) (Nasdaq: WTFC) announced record net income of $227.4 million, or $3.22 per diluted common share, for the first quarter of 2026 compared to net income of $223.0 million, or $3.15 per diluted common share for the fourth quarter of 2025. Pre-tax, pre-provision income (non-GAAP) for the first quarter of 2026 totaled a record $330.5 million, as compared to $329.8 million for the fourth quarter of 2025.

Timothy S. Crane, President and Chief Executive Officer, commented, “We are pleased with our first quarter 2026 results, with diversified loan growth, robust deposit generation and prudent expense management resulting in a fifth consecutive quarter of record net income. Our multi-faceted business model and unique market position continued to build franchise value.”

Additionally, Mr. Crane noted, “Net interest margin in the first quarter remained within our expected range, improving by two basis points to 3.56%. Strong loan growth, coupled with a stable net interest margin supported solid net interest income levels in the first quarter of 2026. Our disciplined approach to underwriting led to strong credit quality with low levels of net charge-offs and non-performing loans.”

Highlights of the first quarter of 2026:
Comparative information to the fourth quarter of 2025, unless otherwise noted

•Total loans increased by $1.0 billion, or 7% annualized.
•Total deposits increased by $1.2 billion, or 8% annualized.
•Total assets increased by $1.0 billion, or 6% annualized.
•Net interest margin increased to 3.54% (3.56% on a fully taxable-equivalent basis, non-GAAP) during the first quarter of 2026.
◦Net interest income decreased to $579.0 million in the first quarter of 2026, compared to $583.9 million in the fourth quarter of 2025, primarily due to two fewer calendar days in the first quarter, partially offset by average earning asset growth during the quarter.
•Provision for credit losses totaled $29.6 million in the first quarter of 2026, compared to a provision for credit losses of $27.6 million in the fourth quarter of 2025.
•Net charge-offs totaled $18.4 million, or 14 basis points of average total loans on an annualized basis, in the first quarter of 2026 down from $21.8 million, or 17 basis points of average total loans on an annualized basis, in the fourth quarter of 2025.
•Non-performing loans totaled $182.7 million and comprised 0.34% of total loans at March 31, 2026, as compared to $185.8 million and 0.35% of total loans at December 31, 2025.

“Our first quarter performance reflected the efficient execution of our strategic priorities to deliver our differentiated customer experience, deliver disciplined and strategic growth and build the foundation for our future”, Mr. Crane said. “We believe the continued momentum in our financial results has us well-positioned for the remainder of 2026. We expect sustained balance sheet growth, as we manage our expenses while investing appropriately in our businesses, to create consistent value for our shareholders.”

* * *

The graphs shown on pages 3-7 illustrate certain financial highlights of the first quarter of 2026 as well as historical financial performance. See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 17 for additional information with respect to non-GAAP financial measures/ratios, including the reconciliations to the corresponding GAAP financial measures/ratios.

Net Income
$ in Millions
$250
$225
$200
$175
$150
$125
$100
$75
$189.0
$195.5
$216.3
$223.0
$227.4
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

Pre-tax income, excluding provision for credit losses (non-GAAP)
$ in Millions
$340
$320
$300
$280
$260
$240
$220
$200
$180
$277.0
$289.3
$317.8
$329.8
$330.5
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

Pre-tax income, excluding provision for credit losses (non-GAAP) -
Q1 2026 compared to Q4 2025
$ in Millions
$350
$325
$300
$275
$250
$329.8
$(4.9)
$2.7
$0.8
$(1.5)
$1.8
$(5.9)
$0.6
$2.0
$5.1
$330.5
Q4 2025
Net Interest Income
Wealth Management Revenue
Mortgage Banking
(Losses) gains on investment securities, net
All Other Non-Interest Income
Salaries and Employee Benefits
Advertising and Marketing
OREO Expenses, Net
All Other Non-Interest Expense
Q1 2026

Net Interest Income and Net Interest Margin ("NIM")
$600
$550
$500
$450
$400
$350
$300
$ in Millions
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
$526.5
$546.7
$567.0
$583.9
$579.0
3.56%
3.54%
3.50%
3.54%
3.56%
3.54%
3.52%
3.48%
3.52%
3.54%
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026
NIM (GAAP)
NIM, fully taxable-equivalent (non-GAAP)
Net Interest Income

Total Assets
$ in Billions
$74.0
$72.0
$70.0
$68.0
$66.0
$64.0
$62.0
$60.0
$58.0
$56.0
$54.0
$65.9
$69.0
$69.6
$71.1
$72.2
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

Total Loans
$56.0
$54.0
$52.0
$50.0
$48.0
$46.0
$44.0
$42.0
$40.0
$38.0
$ in Billions
$48.7
$51.0
$52.1
$53.1
$54.1
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

Total Deposits
$ in Billions
$60.0
$58.0
$56.0
$54.0
$52.0
$50.0
$48.0
$46.0
$44.0
$42.0
$40.0
$53.6
$55.8
$56.7
$57.7
$58.9
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

Total Shareholders' Equity
$ in Billions
$7.5
$7.0
$6.5
$6.0
$5.5
$5.0
$4.5
$4.0
$6.6
$7.2
$7.0
$7.3
$7.4
Q1 2025
Q2 2025*
Q3 2025
Q4 2025
Q1 2026

*On May 22, 2025, the Company completed the issuance of $425 million of Series F Preferred Stock. The issuance was in contemplation of redeeming $412.5 million of Series D and Series E Preferred Stock that was expected to reprice at rates higher than existing market rates. The Series D and Series E Preferred Stock were redeemed on July 15, 2025.

Non-Performing Assets as a percentage of Total Assets
0.75%
0.50%
0.25%
0.00%
0.30%
0.31%
0.27%
0.29%
0.28%
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

Annualized Quarterly Net Charge-Offs as a percentage of Average Total Loans
0.75%
0.50%
0.25%
0.00%
0.11%
0.11%
0.19%
0.17%
0.14%
Q1 2025
Q2 2025
Q3 2025
Q4 2025
Q1 2026

SUMMARY OF RESULTS:

BALANCE SHEET

Total assets increased $1.0 billion in the first quarter of 2026 compared to the fourth quarter of 2025, driven by a $1.0 billion increase in total loans. The increase in loans was broad-based with growth across most major loan categories.

Total liabilities increased by $0.9 billion in the first quarter of 2026 compared to the fourth quarter of 2025, driven by a $1.2 billion increase in total deposits. Robust organic deposit growth in the first quarter of 2026 was driven by our diverse deposit product offerings. Non-interest bearing deposit balances represented 20% of total deposits and average non-interest bearing deposit balances have remained stable in recent quarters. The Company's loans-to-deposits ratio ended the quarter at 91.8%.

For more information regarding changes in the Company’s balance sheet, see Consolidated Statements of Condition and Table 1 through Table 3 in this report.

NET INTEREST INCOME

For the first quarter of 2026, net interest income totaled $579.0 million, a decrease of $4.9 million compared to the fourth quarter of 2025. The decrease in net interest income in the first quarter of 2026 was driven by two fewer calendar days in the quarter, partially offset by average earning asset growth during the quarter.

Net interest margin was 3.54% (3.56% on a fully taxable-equivalent basis, non-GAAP) during the first quarter of 2026, up two basis points compared to the fourth quarter of 2025, benefiting from two fewer calendar days in the calendar. The yield on earning assets declined 10 basis points during the first quarter of 2026 primarily due to a 13 basis point decrease in loan yields. Funding cost on interest-bearing deposits decreased by 16 basis points compared to the fourth quarter of 2025, which more than offset the reduction in loan yields. The net free funds contribution in the first quarter of 2026 declined four basis points compared to the fourth quarter of 2025.

For more information regarding net interest income, see Table 4 through Table 7 in this report.

ASSET QUALITY

The allowance for credit losses totaled $471.6 million as of March 31, 2026, an increase from $460.5 million as of December 31, 2025. A provision for credit losses totaling $29.6 million was recorded for the first quarter of 2026 compared to $27.6 million recorded in the fourth quarter of 2025. The provision for credit losses recognized in the first quarter of 2026 reflects stable credit quality and a mostly stable macroeconomic forecast. However, given future economic performance remains uncertain, model results capture uncertainty related to credit spreads and equity market valuations. For more information regarding the allowance for credit losses and provision for credit losses, see Table 10 in this report.

Management believes the allowance for credit losses is appropriate to account for expected credit losses. The Company is required to estimate expected credit losses over the life of the Company’s financial assets as of the reporting date. There can be no assurances, however, that future losses will not significantly exceed the amounts provided for, thereby affecting future results of operations. A summary of the allowance for credit losses calculated for the loan components in each portfolio as of March 31, 2026, December 31, 2025, and September 30, 2025 is shown on Table 11 of this report.

Net charge-offs totaled $18.4 million in the first quarter of 2026, a decrease of $3.4 million compared to $21.8 million of net charge-offs in the fourth quarter of 2025. Net charge-offs as a percentage of average total loans were 14 basis points in the first quarter of 2026 on an annualized basis compared to 17 basis points on an annualized basis in the fourth quarter of 2025. For more information regarding net charge-offs, see Table 9 in this report.

The Company’s loan portfolio delinquency rates remain low and manageable. For more information regarding past due loans, see Table 12 in this report.

Non-performing assets and non-performing loans were stable compared to prior quarter. Non-performing assets totaled $200.2 million and comprised 0.28% of total assets as of March 31, 2026, as compared to $206.6 million, or 0.29% of total assets, as of December 31, 2025. Non-performing loans totaled $182.7 million and comprised 0.34% of total loans at March 31, 2026, as compared to $185.8 million and 0.35% of total loans at December 31, 2025. For more information regarding non-performing assets, see Table 13 in this report.

NON-INTEREST INCOME

Non-interest income totaled $134.1 million in the first quarter of 2026, increasing $3.7 million, compared to $130.4 million in the fourth quarter of 2025.

Wealth management revenue increased by approximately $2.7 million in the first quarter of 2026, compared to the fourth quarter of 2025. The increase in the first quarter of 2026 was primarily driven by the increase in trust and asset management revenue. Wealth management revenue is comprised of the trust and asset management revenue of Wintrust Private Trust Company and Great Lakes Advisors, the brokerage commissions, managed money fees and insurance product commissions at Wintrust Investments and fees from tax-deferred like-kind exchange services provided by the Chicago Deferred Exchange Company.

Mortgage banking revenue totaled $23.4 million in the first quarter of 2026, compared to $22.6 million in the fourth quarter of 2025. The increase in the first quarter of 2026 was primarily attributed to higher production revenue. For more information regarding mortgage banking revenue, see Table 15 in this report.

The Company recognized approximately $31,000 in net losses on investment securities in the first quarter of 2026 compared to approximately $1.5 million in net gains in the fourth quarter of 2025. The net losses in the first quarter of 2026 were primarily the result of unrealized losses on the Company’s equity investment securities with a readily determinable fair value.

For more information regarding non-interest income, see Table 14 in this report.

NON-INTEREST EXPENSE

Non-interest expense totaled $382.6 million in the first quarter of 2026, decreasing $1.9 million, compared to $384.5 million in the fourth quarter of 2025. Non-interest expense, as a percent of average assets, remained stable at 2.21% in the first quarter of 2026.

Salaries and employee benefits expense increased by approximately $5.9 million in the first quarter of 2026, compared to the fourth quarter of 2025. This was primarily driven by an increase in base salaries as annual merit increases go into effect in the first quarter.

The Company recorded net OREO expense of $207,000 in the first quarter of 2026, compared to net OREO expense of $2.2 million in the fourth quarter of 2025. The primary driver of the decrease in the first quarter can be attributed to valuation adjustments in the fourth quarter of 2025. Net OREO expenses include all costs associated with obtaining, maintaining and selling other real estate owned properties as well as valuation adjustments.

Advertising and marketing expenses in the first quarter of 2026 totaled $13.2 million, which was a $574,000 decrease as compared to the fourth quarter of 2025. Marketing costs are incurred to promote the Company’s brand, commercial banking capabilities and the Company’s various products, to attract loans and deposits and to announce new branch openings as well as the expansion of the Company’s non-bank businesses. The level of marketing expenditures depends on the timing of sponsorship programs utilized which are determined based on the market area, targeted audience, competition and various other factors. Generally, these expenses are elevated in the second and third quarters of each year.

Travel and entertainment expense decreased approximately $2.5 million in the first quarter of 2026, compared to the fourth quarter of 2025. The decrease is primarily attributed to seasonal corporate events that occur in the fourth quarter.

For more information regarding non-interest expense, see Table 16 in this report.

INCOME TAXES

The Company recorded income tax expense of $73.6 million in the first quarter of 2026 compared to $79.2 million in the fourth quarter of 2025. The effective tax rates were 24.4% in the first quarter of 2026 compared to 26.2% in the fourth quarter of 2025. The effective tax rates were impacted by the tax effects related to share-based compensation which fluctuate based on the Company’s stock price and timing of employee stock option exercises and vesting of other share-based awards. The Company recorded net excess tax benefits of $6.6 million in the first quarter of 2026, compared to net excess tax benefits of $70,000 in the fourth quarter of 2025 related to share-based compensation.

BUSINESS SUMMARY

Community Banking

Through community banking, the Company provides banking and financial services primarily to individuals, small to mid-sized businesses, local governmental units and institutional clients residing primarily in the local areas the Company services. In the first quarter of 2026, community banking increased its commercial, commercial real estate and residential real estate loan portfolios.

Mortgage banking revenue was $23.4 million for the first quarter of 2026, an increase of $771,000 compared to the fourth quarter of 2025. See Table 15 for more detail. Service charges on deposit accounts totaled $21.0 million in the first quarter of 2026 as compared to $20.4 million in the fourth quarter of 2025. The Company’s gross commercial and commercial real estate loan pipelines remained solid as of March 31, 2026 indicating momentum for expected continued loan growth in the second quarter of 2026.

Specialty Finance

Through specialty finance, the Company offers financing of insurance premiums for businesses and individuals, equipment financing through structured loans and lease products to customers in a variety of industries, accounts receivable financing and value-added, out-sourced administrative services and other services. Originations within the insurance premium financing receivables portfolios were $5.1 billion during the first quarter of 2026. Average balances decreased by $81.0 million, as compared to the fourth quarter of 2025. The Company’s leasing divisions’ portfolio balances increased in the first quarter of 2026, with capital leases, loans, and equipment on operating leases of $3.0 billion, $1.2 billion, and $362.8 million as of March 31, 2026, respectively, compared to $2.9 billion, $1.2 billion, and $360.6 million as of December 31, 2025, respectively. Revenues from the Company’s out-sourced administrative services business were $1.2 million in the first quarter of 2026, which was relatively stable compared to the fourth quarter of 2025.

Wealth Management

Through wealth management, the Company offers a full range of wealth management services, including trust and investment services, tax-deferred like-kind exchange services, asset management, and securities brokerage services. Wealth management revenue totaled $42.1 million in the first quarter of 2026, an increase as compared to the fourth quarter of 2025. At March 31, 2026, the Company’s wealth management subsidiaries had approximately $45.9 billion of assets under administration, which excludes assets owned by the Company and its subsidiary banks.

WINTRUST FINANCIAL CORPORATION
Key Operating Measures

Wintrust’s key operating measures and growth rates for the first quarter of 2026, as compared to the fourth quarter of 2025 (sequential quarter) and first quarter of 2025 (linked quarter), are shown in the table below:

				% or (1) basis point (bp) change from 4th Quarter 2025		% or basis point (bp) change from 1st Quarter 2025
	Three Months Ended
(Dollars in thousands, except per share data)	Mar 31, 2026	Dec 31, 2025	Mar 31, 2025
Net income	$227,388	$223,024	$189,039	2%		20%
Pre-tax income, excluding provision for credit losses (non-GAAP) (2)	330,534	329,811	277,018	0		19
Net income per common share – Diluted	3.22	3.15	2.69	2		20
Cash dividends declared per common share	0.55	0.50	0.50	10		10
Net revenue (3)	713,166	714,264	643,108	0		11
Net interest income	579,024	583,874	526,474	(1)		10
Net interest margin	3.54%	3.52%	3.54%	2	bps	—	bps
Net interest margin – fully taxable-equivalent (non-GAAP)(2)	3.56	3.54	3.56	2		—
Net overhead ratio (4)	1.44	1.45	1.58	(1)		(14)
Return on average assets	1.32	1.27	1.20	5		12
Return on average common equity	12.76	12.63	12.21	13		55
Return on average tangible common equity (non-GAAP) (2)	14.89	14.83	14.72	6		17
At end of period
Total assets	$72,157,433	$71,142,046	$65,870,066	6%		10%
Total loans (5)	54,071,292	53,105,101	48,708,390	7		11
Total deposits	58,914,382	57,717,191	53,570,038	8		10
Total shareholders’ equity	7,378,100	7,258,715	6,600,537	7		12
(1)Period-end balance sheet percentage changes are annualized.
(2)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(3)Net revenue is net interest income plus non-interest income.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Excludes mortgage loans held-for-sale.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern, for decision-making purposes, underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate.

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended
(Dollars in thousands, except per share data)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Selected Financial Condition Data (at end of period):
Total assets	$72,157,433	$71,142,046	$69,629,638	$68,983,318	$65,870,066
Total loans (1)	54,071,292	53,105,101	52,063,482	51,041,679	48,708,390
Total deposits	58,914,382	57,717,191	56,711,381	55,816,811	53,570,038
Total shareholders’ equity	7,378,100	7,258,715	7,045,757	7,225,696	6,600,537
Selected Statements of Income Data:
Net interest income	$579,024	$583,874	$567,010	$546,694	$526,474
Net revenue (2)	713,166	714,264	697,837	670,783	643,108
Net income	227,388	223,024	216,254	195,527	189,039
Pre-tax income, excluding provision for credit losses (non-GAAP) (3)	330,534	329,811	317,809	289,322	277,018
Net income per common share – Basic	3.26	3.21	2.82	2.82	2.73
Net income per common share – Diluted	3.22	3.15	2.78	2.78	2.69
Cash dividends declared per common share	0.55	0.50	0.50	0.50	0.50
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.54%	3.52%	3.48%	3.52%	3.54%
Net interest margin – fully taxable-equivalent (non-GAAP) (3)	3.56	3.54	3.50	3.54	3.56
Non-interest income to average assets	0.78	0.74	0.76	0.76	0.74
Non-interest expense to average assets	2.21	2.19	2.21	2.32	2.32
Net overhead ratio (4)	1.44	1.45	1.45	1.57	1.58
Return on average assets	1.32	1.27	1.26	1.19	1.20
Return on average common equity	12.76	12.63	11.58	12.07	12.21
Return on average tangible common equity (non-GAAP) (3)	14.89	14.83	13.74	14.44	14.72
Average total assets	$70,089,123	$69,492,268	$68,303,036	$65,840,345	$64,107,042
Average total shareholders’ equity	7,387,713	7,166,608	6,955,543	6,862,040	6,460,941
Average loans to average deposits ratio	93.1%	92.4%	92.5%	93.0%	92.3%
Period-end loans to deposits ratio	91.8	92.0	91.8	91.4	90.9
Common Share Data at end of period:
Market price per common share	$138.94	$139.82	$132.44	$123.98	$112.46
Book value per common share	103.10	102.03	98.87	95.43	92.47
Tangible book value per common share (non-GAAP) (3)	89.90	88.66	85.39	81.86	78.83
Common shares outstanding	67,437,300	66,974,913	66,961,209	66,937,732	66,919,325
Other Data at end of period:
Common equity to assets ratio	9.6%	9.6%	9.5%	9.3%	9.4%
Tangible common equity ratio (non-GAAP) (3)	8.5	8.5	8.3	8.0	8.1
Tier 1 leverage ratio (5)	9.8	9.6	9.5	10.2	9.6
Risk-based capital ratios:
Tier 1 capital ratio (5)	11.1	11.0	10.9	11.5	10.8
Common equity tier 1 capital ratio (5)	10.4	10.3	10.2	10.0	10.1
Total capital ratio (5)	12.5	12.4	12.4	13.0	12.5
Allowance for credit losses (6)	$471,591	$460,465	$454,586	$457,461	$448,387
Allowance for loan and unfunded lending-related commitment losses to total loans	0.87%	0.87%	0.87%	0.90%	0.92%
Number of:
Bank subsidiaries	16	16	16	16	16
Banking offices	209	209	208	208	208
(1)Excludes mortgage loans held-for-sale.
(2)Net revenue is net interest income plus non-interest income.
(3)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Capital ratios for current quarter-end are estimated.
(6)The allowance for credit losses includes the allowance for loan losses, the allowance for unfunded lending-related commitments and the allowance for held-to-maturity securities losses.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(In thousands)	2026	2025	2025	2025	2025
Assets
Cash and due from banks	$543,654	$467,874	$565,406	$695,501	$616,216
Federal funds sold and securities purchased under resale agreements	65	64	63	63	63
Interest-bearing deposits with banks	3,051,665	3,180,553	3,422,452	4,569,618	4,238,237
Available-for-sale securities, at fair value	7,244,282	6,236,263	5,274,124	4,885,715	4,220,305
Held-to-maturity securities, at amortized cost	3,270,207	3,343,905	3,438,406	3,502,186	3,564,490
Equity securities with readily determinable fair value	63,786	63,770	63,445	273,722	270,442
Federal Home Loan Bank and Federal Reserve Bank stock	292,044	291,881	282,755	282,087	281,893
Mortgage loans held-for-sale, at fair value	383,405	340,745	333,883	299,606	316,804
Loans, net of unearned income	54,071,292	53,105,101	52,063,482	51,041,679	48,708,390
Allowance for loan losses	(390,651)	(379,283)	(386,622)	(391,654)	(378,207)
Net loans	53,680,641	52,725,818	51,676,860	50,650,025	48,330,183
Premises, software and equipment, net	777,603	781,611	775,425	776,324	776,679
Lease investments, net	362,766	360,646	301,000	289,768	280,472
Accrued interest receivable and other assets	1,596,617	1,617,682	1,614,674	1,610,025	1,598,255
Receivable on unsettled securities sales	—	835,275	978,209	240,039	463,023
Goodwill	797,658	797,960	797,639	798,144	796,932
Other acquisition-related intangible assets	93,040	97,999	105,297	110,495	116,072
Total assets	$72,157,433	$71,142,046	$69,629,638	$68,983,318	$65,870,066
Liabilities and Shareholders’ Equity
Deposits:
Non-interest-bearing	$12,112,891	$11,423,701	$10,952,146	$10,877,166	$11,201,859
Interest-bearing	46,801,491	46,293,490	45,759,235	44,939,645	42,368,179
Total deposits	58,914,382	57,717,191	56,711,381	55,816,811	53,570,038
Federal Home Loan Bank advances	3,451,309	3,451,309	3,151,309	3,151,309	3,151,309
Other borrowings	340,647	477,966	579,328	625,392	529,269
Subordinated notes	298,717	298,636	298,536	298,458	298,360
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Payable on unsettled securities purchases	—	—	—	39,105	—
Accrued interest payable and other liabilities	1,520,712	1,684,663	1,589,761	1,572,981	1,466,987
Total liabilities	64,779,333	63,883,331	62,583,881	61,757,622	59,269,529
Shareholders’ Equity:
Preferred stock	425,000	425,000	425,000	837,500	412,500
Common stock	67,525	67,062	67,042	67,025	67,007
Surplus	2,546,792	2,534,024	2,521,306	2,495,637	2,494,347
Treasury stock	(13,970)	(9,156)	(9,150)	(9,156)	(9,156)
Retained earnings	4,719,561	4,537,539	4,356,367	4,200,923	4,045,854
Accumulated other comprehensive loss	(366,808)	(295,754)	(314,808)	(366,233)	(410,015)
Total shareholders’ equity	7,378,100	7,258,715	7,045,757	7,225,696	6,600,537
Total liabilities and shareholders’ equity	$72,157,433	$71,142,046	$69,629,638	$68,983,318	$65,870,066

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended
(Dollars in thousands, except per share data)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Interest income
Interest and fees on loans	$797,889	$822,494	$832,140	$797,997	$768,362
Mortgage loans held-for-sale	4,615	5,607	4,757	4,872	4,246
Interest-bearing deposits with banks	19,150	27,190	34,992	34,317	36,766
Federal funds sold and securities purchased under resale agreements	64	77	75	276	179
Investment securities	100,278	95,461	86,426	78,053	72,016
Trading account securities	—	—	—	—	11
Federal Home Loan Bank and Federal Reserve Bank stock	5,564	5,497	5,444	5,393	5,307
Brokerage customer receivables	—	—	—	—	78
Total interest income	927,560	956,326	963,834	920,908	886,965
Interest expense
Interest on deposits	309,187	332,178	355,846	333,470	320,233
Interest on Federal Home Loan Bank advances	27,701	26,408	26,007	25,724	25,441
Interest on other borrowings	4,026	5,956	6,887	6,957	6,792
Interest on subordinated notes	3,719	3,737	3,717	3,735	3,714
Interest on junior subordinated debentures	3,903	4,173	4,367	4,328	4,311
Total interest expense	348,536	372,452	396,824	374,214	360,491
Net interest income	579,024	583,874	567,010	546,694	526,474
Provision for credit losses	29,594	27,588	21,768	22,234	23,963
Net interest income after provision for credit losses	549,430	556,286	545,242	524,460	502,511
Non-interest income
Wealth management	42,059	39,365	37,188	36,821	34,042
Mortgage banking	23,396	22,625	24,451	23,170	20,529
Service charges on deposit accounts	20,970	20,402	19,825	19,502	19,362
(Losses) gains on investment securities, net	(31)	1,505	2,972	650	3,196
Fees from covered call options	4,669	5,992	5,619	5,624	3,446
Trading gains (losses), net	10	(257)	172	151	(64)
Operating lease income, net	19,154	16,365	15,466	15,166	15,287
Other	23,915	24,393	25,134	23,005	20,836
Total non-interest income	134,142	130,390	130,827	124,089	116,634
Non-interest expense
Salaries and employee benefits	228,447	222,557	219,668	219,541	211,526
Software and equipment	35,654	36,096	35,027	36,522	34,717
Operating lease equipment	10,987	11,034	10,409	10,757	10,471
Occupancy, net	20,566	20,105	20,809	20,228	20,778
Data processing	11,266	11,809	11,329	12,110	11,274
Advertising and marketing	13,218	13,792	19,027	18,761	12,272
Professional fees	7,375	8,280	7,465	9,243	9,044
Amortization of other acquisition-related intangible assets	4,958	4,999	5,196	5,580	5,618
FDIC insurance	10,990	10,562	11,418	10,971	10,926
Other real estate owned (“OREO”) expenses, net	207	2,162	262	505	643
Other	38,964	43,057	39,418	37,243	38,821
Total non-interest expense	382,632	384,453	380,028	381,461	366,090
Income before taxes	300,940	302,223	296,041	267,088	253,055
Income tax expense	73,552	79,199	79,787	71,561	64,016
Net income	$227,388	$223,024	$216,254	$195,527	$189,039
Preferred stock dividends	8,367	8,367	13,295	6,991	6,991
Preferred stock redemption	—	—	14,046	—	—
Net income applicable to common shares	$219,021	$214,657	$188,913	$188,536	$182,048
Net income per common share - Basic	$3.26	$3.21	$2.82	$2.82	$2.73
Net income per common share - Diluted	$3.22	$3.15	$2.78	$2.78	$2.69
Cash dividends declared per common share	$0.55	$0.50	$0.50	$0.50	$0.50
Weighted average common shares outstanding	67,246	66,970	66,952	66,931	66,726
Dilutive potential common shares	851	1,143	1,028	888	923
Average common shares and dilutive common shares	68,097	68,113	67,980	67,819	67,649

TABLE 1: LOAN PORTFOLIO MIX AND GROWTH RATES

						% Growth From (1)
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2025 (2)	Mar 31, 2025
Balance:
Mortgage loans held-for-sale, excluding early buy-out exercised loans guaranteed by U.S. government agencies	$249,350	$217,136	$211,360	$192,633	$181,580	60%	37%
Mortgage loans held-for-sale, early buy-out exercised loans guaranteed by U.S. government agencies	134,055	123,609	122,523	106,973	135,224	34	(1)
Total mortgage loans held-for-sale	$383,405	$340,745	$333,883	$299,606	$316,804	51%	21%

Core loans:
Commercial
Commercial and industrial	$7,620,239	$7,267,505	$7,135,083	$7,028,247	$6,871,206	20%	11%
Asset-based lending	1,558,089	1,512,888	1,588,522	1,663,693	1,701,962	12	(8)
Municipal	839,633	868,958	804,986	771,785	798,646	(14)	5
Leases	3,002,014	2,921,366	2,834,563	2,757,331	2,680,943	11	12
Commercial real estate
Residential construction	53,097	54,753	60,923	59,027	55,849	(12)	(5)
Commercial construction	1,959,375	2,013,244	2,273,545	2,165,263	2,086,797	(11)	(6)
Land	311,470	341,585	323,685	304,827	306,235	(36)	2
Office	1,652,482	1,688,614	1,578,208	1,601,208	1,641,555	(9)	1
Industrial	3,323,977	3,167,768	2,912,547	2,824,889	2,677,555	20	24
Retail	1,469,658	1,436,252	1,478,861	1,452,351	1,402,837	9	5
Multi-family	3,565,419	3,445,507	3,306,597	3,200,578	3,091,314	14	15
Mixed use and other	1,826,808	1,793,013	1,684,841	1,683,867	1,652,759	8	11
Home equity	471,264	480,525	484,202	466,815	455,683	(8)	3
Residential real estate
Residential real estate loans for investment	4,319,941	4,171,439	4,019,046	3,814,715	3,561,417	14	21
Residential mortgage loans, early buy-out eligible loans guaranteed by U.S. government agencies	83,036	84,706	75,088	80,800	86,952	(8)	(5)
Residential mortgage loans, early buy-out exercised loans guaranteed by U.S. government agencies	62,189	61,087	49,736	53,267	36,790	7	69
Total core loans	$32,118,691	$31,309,210	$30,610,433	$29,928,663	$29,108,500	10%	10%

Niche loans:
Commercial
Franchise	$1,293,639	$1,298,493	$1,298,140	$1,286,265	$1,262,555	(2)%	2%
Mortgage warehouse lines of credit	1,800,972	1,515,003	1,204,661	1,232,530	1,019,543	77	77
Community Advantage - homeowners association	526,274	532,027	537,696	526,595	525,492	(4)	—
Insurance agency lending	1,122,361	1,128,446	1,140,691	1,120,985	1,070,979	(2)	5
Premium Finance receivables
U.S. property & casualty insurance	7,127,234	7,308,054	7,502,901	7,378,340	6,486,663	(10)	10
Canada property & casualty insurance	763,097	875,362	863,391	944,836	753,199	(52)	1
Life insurance	9,196,382	9,023,642	8,758,553	8,506,960	8,365,140	8	10
Consumer and other	122,642	114,864	147,016	116,505	116,319	27	5
Total niche loans	$21,952,601	$21,795,891	$21,453,049	$21,113,016	$19,599,890	3%	12%

Total loans, net of unearned income	$54,071,292	$53,105,101	$52,063,482	$51,041,679	$48,708,390	7%	11%
(1)NM - Not Meaningful.
(2)Annualized.

TABLE 2: DEPOSIT PORTFOLIO MIX AND GROWTH RATES

						% Growth From
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2025 (1)	Mar 31, 2025
Balance:
Non-interest-bearing	$12,112,891	$11,423,701	$10,952,146	$10,877,166	$11,201,859	24%	8%
NOW and interest-bearing demand deposits	5,987,258	6,233,753	6,710,919	6,795,725	6,340,168	(16)	(6)
Wealth management deposits (2)	1,670,620	1,907,647	1,600,735	1,595,764	1,408,790	(50)	19
Money market	21,714,267	21,368,924	20,270,382	19,556,041	18,074,733	7	20
Savings	6,942,565	6,905,216	6,758,743	6,659,419	6,576,251	2	6
Time certificates of deposit	10,486,781	9,877,950	10,418,456	10,332,696	9,968,237	25	5
Total deposits	$58,914,382	$57,717,191	$56,711,381	$55,816,811	$53,570,038	8%	10%
Mix:
Non-interest-bearing	20%	20%	19%	19%	21%
NOW and interest-bearing demand deposits	10	11	12	12	12
Wealth management deposits (2)	3	3	3	3	3
Money market	37	37	36	35	34
Savings	12	12	12	12	12
Time certificates of deposit	18	17	18	19	18
Total deposits	100%	100%	100%	100%	100%
(1)Annualized.
(2)Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wintrust Investments, Chicago Deferred Exchange Company, LLC (“CDEC”), and trust and asset management customers of the Company.

TABLE 3: TIME CERTIFICATES OF DEPOSIT MATURITY/RE-PRICING ANALYSIS
As of March 31, 2026

(Dollars in thousands)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit
1-3 months	$2,650,966	3.45%
4-6 months	5,018,880	3.51
7-9 months	1,589,764	3.37
10-12 months	822,123	3.40
13-18 months	243,686	2.88
19-24 months	70,182	2.85
24+ months	91,180	2.72
Total	$10,486,781	3.44%

TABLE 4: QUARTERLY AVERAGE BALANCES

	Average Balance for three months ended,
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(In thousands)	2026	2025	2025	2025	2025
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents (1)	$2,247,083	$2,842,829	$3,276,683	$3,308,199	$3,520,048
Investment securities (2)	10,616,617	10,084,138	9,377,930	8,801,560	8,409,735
FHLB and FRB stock (3)	291,972	284,643	282,338	282,001	281,702
Liquidity management assets (4)	$13,155,672	$13,211,610	$12,936,951	$12,391,760	$12,211,485
Other earning assets (4) (5)	—	—	—	—	13,140
Mortgage loans held-for-sale	317,047	357,672	295,365	310,534	286,710
Loans, net of unearned income (4) (6)	52,845,685	52,193,637	51,403,566	49,517,635	47,833,380
Total earning assets (4)	$66,318,404	$65,762,919	$64,635,882	$62,219,929	$60,344,715
Allowance for loan and investment security losses	(391,810)	(404,075)	(410,681)	(398,685)	(375,371)
Cash and due from banks	534,189	517,616	495,292	478,707	476,423
Other assets	3,628,340	3,615,808	3,582,543	3,540,394	3,661,275
Total assets	$70,089,123	$69,492,268	$68,303,036	$65,840,345	$64,107,042

NOW and interest-bearing demand deposits	$6,081,218	$6,133,333	$6,687,292	$6,423,050	$6,046,189
Wealth management deposits	1,858,560	1,925,808	1,604,142	1,552,989	1,574,480
Money market accounts	21,156,125	20,475,659	19,431,021	18,184,754	17,581,141
Savings accounts	6,921,251	6,814,263	6,723,325	6,578,698	6,479,444
Time deposits	9,782,112	10,045,136	10,319,719	9,841,702	9,406,126
Interest-bearing deposits	$45,799,266	$45,394,199	$44,765,499	$42,581,193	$41,087,380
FHLB advances (3)	3,451,312	3,203,483	3,151,310	3,151,310	3,151,309
Other borrowings	442,200	547,507	614,892	593,657	582,139
Subordinated notes	298,661	298,576	298,481	298,398	298,306
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total interest-bearing liabilities	$50,245,005	$49,697,331	$49,083,748	$46,878,124	$45,372,700
Non-interest-bearing deposits	10,963,887	11,080,254	10,791,709	10,643,798	10,732,156
Other liabilities	1,492,518	1,548,075	1,472,036	1,456,383	1,541,245
Equity	7,387,713	7,166,608	6,955,543	6,862,040	6,460,941
Total liabilities and shareholders’ equity	$70,089,123	$69,492,268	$68,303,036	$65,840,345	$64,107,042

Net free funds/contribution (7)	$16,073,399	$16,065,588	$15,552,134	$15,341,805	$14,972,015
(1)Includes interest-bearing deposits from banks and securities purchased under resale agreements with original maturities of greater than three months. Cash equivalents include federal funds sold and securities purchased under resale agreements with original maturities of three months or less.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”)
(4)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(5)Other earning assets include brokerage customer receivables and trading account securities.
(6)Loans, net of unearned income, include non-accrual loans.
(7)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 5: QUARTERLY NET INTEREST INCOME

	Net Interest Income for three months ended,
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(In thousands)	2026	2025	2025	2025	2025
Interest income:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	$19,214	$27,267	$35,067	$34,593	$36,945
Investment securities	100,864	96,122	87,101	78,733	72,706
FHLB and FRB stock (1)	5,564	5,497	5,444	5,393	5,307
Liquidity management assets (2)	$125,642	$128,886	$127,612	$118,719	$114,958
Other earning assets (2)	—	—	—	—	92
Mortgage loans held-for-sale	4,615	5,607	4,757	4,872	4,246
Loans, net of unearned income (2)	799,915	824,628	834,294	800,197	770,568
Total interest income	$930,172	$959,121	$966,663	$923,788	$889,864

Interest expense:
NOW and interest-bearing demand deposits	$29,666	$31,681	$40,448	$37,517	$33,600
Wealth management deposits	8,941	10,011	8,415	8,182	8,606
Money market accounts	155,299	163,585	169,831	155,890	146,374
Savings accounts	30,672	34,371	38,844	37,637	35,923
Time deposits	84,609	92,530	98,308	94,244	95,730
Interest-bearing deposits	$309,187	$332,178	$355,846	$333,470	$320,233
FHLB advances (1)	27,701	26,408	26,007	25,724	25,441
Other borrowings	4,026	5,956	6,887	6,957	6,792
Subordinated notes	3,719	3,737	3,717	3,735	3,714
Junior subordinated debentures	3,903	4,173	4,367	4,328	4,311
Total interest expense	$348,536	$372,452	$396,824	$374,214	$360,491

Less: Fully taxable-equivalent adjustment	(2,612)	(2,795)	(2,829)	(2,880)	(2,899)
Net interest income (GAAP) (3)	579,024	583,874	567,010	546,694	526,474
Fully taxable-equivalent adjustment	2,612	2,795	2,829	2,880	2,899
Net interest income, fully taxable-equivalent (non-GAAP) (3)	$581,636	$586,669	$569,839	$549,574	$529,373
(1)Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”)
(2)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(3)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.

TABLE 6: QUARTERLY NET INTEREST MARGIN

	Net Interest Margin for three months ended,
	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Yield earned on:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	3.47%	3.81%	4.25%	4.19%	4.26%
Investment securities	3.85	3.78	3.68	3.59	3.51
FHLB and FRB stock (1)	7.73	7.66	7.65	7.67	7.64
Liquidity management assets	3.87%	3.87%	3.91%	3.84%	3.82%
Other earning assets	—	—	—	—	2.84
Mortgage loans held-for-sale	5.90	6.22	6.39	6.29	6.01
Loans, net of unearned income	6.14	6.27	6.44	6.48	6.53
Total earning assets	5.69%	5.79%	5.93%	5.96%	5.98%

Rate paid on:
NOW and interest-bearing demand deposits	1.98%	2.05%	2.40%	2.34%	2.25%
Wealth management deposits	1.95	2.06	2.08	2.11	2.22
Money market accounts	2.98	3.17	3.47	3.44	3.38
Savings accounts	1.80	2.00	2.29	2.29	2.25
Time deposits	3.51	3.65	3.78	3.84	4.13
Interest-bearing deposits	2.74%	2.90%	3.15%	3.14%	3.16%
FHLB advances	3.26	3.27	3.27	3.27	3.27
Other borrowings	3.69	4.32	4.44	4.70	4.73
Subordinated notes	5.05	4.97	4.94	5.02	5.05
Junior subordinated debentures	6.24	6.53	6.83	6.85	6.90
Total interest-bearing liabilities	2.81%	2.97%	3.21%	3.20%	3.22%

Interest rate spread (2) (3)	2.88%	2.82%	2.72%	2.76%	2.76%
Less: Fully taxable-equivalent adjustment	(0.02)	(0.02)	(0.02)	(0.02)	(0.02)
Net free funds/contribution (4)	0.68	0.72	0.78	0.78	0.80
Net interest margin (GAAP) (3)	3.54%	3.52%	3.48%	3.52%	3.54%
Fully taxable-equivalent adjustment	0.02	0.02	0.02	0.02	0.02
Net interest margin, fully taxable-equivalent (non-GAAP) (3)	3.56%	3.54%	3.50%	3.54%	3.56%
(1)Federal Home Loan Bank (“FHLB”) and Federal Reserve Bank (“FRB”)
(2)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(3)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(4)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 7: INTEREST RATE SENSITIVITY

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases and decreases of 100 and 200 basis points as compared to projected net interest income in a scenario with no assumed rate changes. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points	-200 Basis Points
Mar 31, 2026	(0.8)%	(0.1)%	(1.0)%	(1.9)%
Dec 31, 2025	(1.6)	(0.5)	(0.5)	(0.8)
Sep 30, 2025	(2.3)	(0.8)	0.0	(0.4)
Jun 30, 2025	(1.5)	(0.4)	(0.2)	(1.2)
Mar 31, 2025	(1.8)	(0.6)	(0.2)	(1.2)

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points	-200 Basis Points
Mar 31, 2026	(0.1)%	0.0%	(0.1)%	(0.3)%
Dec 31, 2025	(0.0)	0.1	(0.1)	(0.2)
Sep 30, 2025	(0.2)	(0.1)	0.1	(0.1)
Jun 30, 2025	0.0	0.0	(0.1)	(0.4)
Mar 31, 2025	0.2	0.2	(0.1)	(0.5)

As shown above, the magnitude of potential changes in net interest income in various interest rate scenarios has continued to remain relatively neutral. Management has taken action to reposition its sensitivity to interest rates to stabilize net interest margin following the rise in short term interest rates in 2022 and 2023. To this end, management has executed various derivative instruments including collars, floors and receive-fixed swaps to hedge variable-rate loan exposures. The Company will continue to monitor current and projected interest rates and may execute additional derivatives to mitigate potential fluctuations in the net interest margin in future periods.

TABLE 8: MATURITIES AND SENSITIVITIES TO CHANGES IN INTEREST RATES

	Loans repricing or contractual maturity period
As of March 31, 2026	One year or less	From one to five years	From five to fifteen years	After fifteen years	Total
(In thousands)
Commercial
Fixed rate	$521,142	$4,062,342	$2,182,827	$19,916	$6,786,227
Variable rate	10,975,702	1,292	—	—	10,976,994
Total commercial	$11,496,844	$4,063,634	$2,182,827	$19,916	$17,763,221
Commercial real estate
Fixed rate	$860,484	$2,648,718	$345,954	$71,217	$3,926,373
Variable rate	10,225,429	10,419	65	—	10,235,913
Total commercial real estate	$11,085,913	$2,659,137	$346,019	$71,217	$14,162,286
Home equity
Fixed rate	$9,160	$1,141	$—	$8	$10,309
Variable rate	460,955	—	—	—	460,955
Total home equity	$470,115	$1,141	$—	$8	$471,264
Residential real estate
Fixed rate	$20,050	$4,549	$68,021	$1,052,334	$1,144,954
Variable rate	126,191	776,281	2,417,740	—	3,320,212
Total residential real estate	$146,241	$780,830	$2,485,761	$1,052,334	$4,465,166
Premium finance receivables - property & casualty
Fixed rate	$7,762,445	$127,886	$—	$—	$7,890,331
Variable rate	—	—	—	—	—
Total premium finance receivables - property & casualty	$7,762,445	$127,886	$—	$—	$7,890,331
Premium finance receivables - life insurance
Fixed rate	$55,951	$88,566	$—	$—	$144,517
Variable rate	9,051,865	—	—	—	9,051,865
Total premium finance receivables - life insurance	$9,107,816	$88,566	$—	$—	$9,196,382
Consumer and other
Fixed rate	$29,654	$8,473	$857	$842	$39,826
Variable rate	82,816	—	—	—	82,816
Total consumer and other	$112,470	$8,473	$857	$842	$122,642

Total per category
Fixed rate	$9,258,886	$6,941,675	$2,597,659	$1,144,317	$19,942,537
Variable rate	30,922,958	787,992	2,417,805	—	34,128,755
Total loans, net of unearned income	$40,181,844	$7,729,667	$5,015,464	$1,144,317	$54,071,292
Less: Existing cash flow hedging derivatives (1)	(5,900,000)
Total loans repricing or maturing in one year or less, adjusted for cash flow hedging activity	$34,281,844

Variable Rate Loan Pricing by Index:
SOFR tenors (2)					$22,224,818
12- month CMT (3)					7,992,586
Prime					3,011,508
Fed Funds					625,005
Other U.S. Treasury tenors					175,047
Other					99,791
Total variable rate					$34,128,755
(1)Excludes cash flow hedges with future effective starting dates and those that have matured as of March 31, 2026. The $5.90 billion of cash flow hedging derivatives includes receive fixed swaps, collars and floors of which $4.95 billion were impacting the cash flows of loans indexed to one-month SOFR as of March 31, 2026.
(2)SOFR - Secured Overnight Financing Rate.
(3)CMT - Constant Maturity Treasury Rate.

12M CMT
1M SOFR
Prime
SOFR & CMT
PRIME
7.00
6.50
6.00
5.50
5.00
4.50
4.00
3.50
3.00
8.00
7.00
6.00
5.00
4.00
3.00
3/31/2025
4/30/2025
5/31/2025
6/30/2025
7/31/2025
8/31/2025
9/30/2025
10/31/2025
11/30/2025
12/31/2025
1/31/2026
2/28/2026
3/31/2026

	3/31/2025	4/30/2025	5/31/2025	6/30/2025	7/31/2025	8/31/2025	9/30/2025	10/31/2025	11/30/2025	12/31/2025	1/31/2026	2/28/2026	3/31/2026
1M SOFR	4.32	4.32	4.32	4.32	4.35	4.27	4.13	4.00	3.86	3.69	3.67	3.67	3.66
12M CMT	4.03	3.85	4.11	3.96	4.10	3.83	3.68	3.70	3.61	3.48	3.48	3.48	3.68
Prime	7.50	7.50	7.50	7.50	7.50	7.50	7.25	7.00	7.00	6.75	6.75	6.75	6.75
Source: Bloomberg

As noted in the table on the previous page, the majority of the Company’s portfolio is tied to SOFR and CMT indices which, as shown in the table above, do not mirror the same changes as the Prime rate, which has historically moved when the Federal Reserve raises or lowers interest rates. Specifically, the Company has variable rate loans of $19.5 billion tied to one-month SOFR and $8.0 billion tied to twelve-month CMT. The above chart shows:

	Basis Point (bp) Change in
	1-month SOFR		12- month CMT		Prime
First Quarter 2026	(3)	bps	20	bps	—	bps
Fourth Quarter 2025	(44)		(20)		(50)
Third Quarter 2025	(19)		(28)		(25)
Second Quarter 2025	—		(7)		—
First Quarter 2025	(1)		(13)		—

TABLE 9: ALLOWANCE FOR CREDIT LOSSES

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2026	2025	2025	2025	2025
Allowance for credit losses at beginning of period	$460,465	$454,586	$457,461	$448,387	$437,060
Provision for credit losses - Other	29,594	27,588	21,768	22,234	23,963
Other adjustments	(50)	71	(88)	180	4
Charge-offs:
Commercial	8,428	12,894	21,597	6,148	9,722
Commercial real estate	7,260	5,625	144	5,711	454
Home equity	—	—	27	111	—
Residential real estate	350	—	26	—	—
Premium finance receivables - property & casualty	7,431	8,354	6,860	6,346	7,114
Premium finance receivables - life insurance	—	—	18	—	12
Consumer and other	180	203	174	179	147
Total charge-offs	23,649	27,076	28,846	18,495	17,449
Recoveries:
Commercial	1,419	956	1,449	1,746	929
Commercial real estate	6	4	241	10	12
Home equity	303	28	104	30	216
Residential real estate	1	1	1	2	136
Premium finance receivables - property & casualty	3,437	4,275	2,459	3,335	3,487
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	65	32	37	32	29
Total recoveries	5,231	5,296	4,291	5,155	4,809
Net charge-offs	(18,418)	(21,780)	(24,555)	(13,340)	(12,640)
Allowance for credit losses at period end	$471,591	$460,465	$454,586	$457,461	$448,387

Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.17%	0.29%	0.49%	0.11%	0.23%
Commercial real estate	0.21	0.16	(0.00)	0.17	0.01
Home equity	(0.26)	(0.02)	(0.06)	0.07	(0.20)
Residential real estate	0.03	(0.00)	0.00	(0.00)	(0.02)
Premium finance receivables - property & casualty	0.20	0.20	0.20	0.16	0.20
Premium finance receivables - life insurance	—	—	0.00	—	0.00
Consumer and other	0.35	0.47	0.40	0.44	0.45
Total loans, net of unearned income	0.14%	0.17%	0.19%	0.11%	0.11%

Loans at period end	$54,071,292	$53,105,101	$52,063,482	$51,041,679	$48,708,390
Allowance for loan losses as a percentage of loans at period end	0.72%	0.71%	0.74%	0.77%	0.78%
Allowance for loan and unfunded lending-related commitment losses as a percentage of loans at period end	0.87	0.87	0.87	0.90	0.92
PCD - Purchase Credit Deteriorated

TABLE 10: ALLOWANCE AND PROVISION FOR CREDIT LOSSES BY COMPONENT

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(In thousands)	2026	2025	2025	2025	2025
Provision for loan losses - Other	$29,836	$14,369	$19,610	$26,607	$26,826
Provision for unfunded lending-related commitments losses - Other	(239)	13,354	2,160	(4,325)	(2,852)
Provision for held-to-maturity securities losses	(3)	(135)	(2)	(48)	(11)
Provision for credit losses	$29,594	$27,588	$21,768	$22,234	$23,963

Allowance for loan losses	$390,651	$379,283	$386,622	$391,654	$378,207
Allowance for unfunded lending-related commitments losses	80,683	80,922	67,569	65,409	69,734
Allowance for loan losses and unfunded lending-related commitments losses	471,334	460,205	454,191	457,063	447,941
Allowance for held-to-maturity securities losses	257	260	395	398	446
Allowance for credit losses	$471,591	$460,465	$454,586	$457,461	$448,387
PCD - Purchase Credit Deteriorated

TABLE 11: ALLOWANCE BY LOAN PORTFOLIO

The table below summarizes the calculation of allowance for loan losses and allowance for unfunded lending-related commitments losses for the Company’s loan portfolios as well as core and niche portfolios, as of March 31, 2026, December 31, 2025 and September 30, 2025.

	As of Mar 31, 2026			As of Dec 31, 2025			As of Sep 30, 2025
(Dollars in thousands)	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance
Commercial	$17,763,221	$210,959	1.19%	$17,044,686	$178,545	1.05%	$16,544,342	$189,476	1.15%
Commercial real estate:
Construction and development	2,323,942	74,092	3.19	2,409,582	93,106	3.86	2,658,153	78,765	2.96
Non-construction	11,838,344	150,778	1.27	11,531,154	153,827	1.33	10,961,054	151,712	1.38
Total commercial real estate	$14,162,286	$224,870	1.59%	$13,940,736	$246,933	1.77%	$13,619,207	$230,477	1.69%
Total commercial and commercial real estate	$31,925,507	$435,829	1.37%	$30,985,422	$425,478	1.37%	$30,163,549	$419,953	1.39%
Home equity	471,264	10,213	2.17	480,525	10,402	2.16	484,202	9,229	1.91
Residential real estate	4,465,166	13,081	0.29	4,317,232	12,519	0.29	4,143,870	12,013	0.29
Premium finance receivables - property & casualty	7,890,331	10,591	0.13	8,183,416	10,226	0.12	8,366,292	11,187	0.13
Premium finance receivables - life insurance	9,196,382	800	0.01	9,023,642	785	0.01	8,758,553	762	0.01
Consumer and other	122,642	820	0.67	114,864	795	0.69	147,016	1,047	0.71
Total loans, net of unearned income	$54,071,292	$471,334	0.87%	$53,105,101	$460,205	0.87%	$52,063,482	$454,191	0.87%

Total core loans (1)	$32,118,691	$408,892	1.27%	$31,309,210	$412,714	1.32%	$30,610,433	$408,780	1.34%
Total niche loans (1)	21,952,601	62,442	0.28	21,795,891	47,491	0.22	21,453,049	45,411	0.21
(1)See Table 1 for additional detail on core and niche loans.

TABLE 12: LOAN PORTFOLIO AGING

(In thousands)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Loan Balances:
Commercial
Nonaccrual	$87,750	$78,059	$66,577	$80,877	$70,560
90+ days and still accruing	—	—	—	—	46
60-89 days past due	9,996	22,952	12,190	34,855	15,243
30-59 days past due	90,389	90,205	36,136	45,103	97,397
Current	17,575,086	16,853,470	16,429,439	16,226,596	15,748,080
Total commercial	$17,763,221	$17,044,686	$16,544,342	$16,387,431	$15,931,326
Commercial real estate
Nonaccrual	$16,757	$25,147	$28,202	$32,828	$26,187
90+ days and still accruing	—	—	—	—	—
60-89 days past due	17,133	19,529	14,119	11,257	6,995
30-59 days past due	54,143	65,601	83,055	51,173	83,653
Current	14,074,253	13,830,459	13,493,831	13,196,752	12,798,066
Total commercial real estate	$14,162,286	$13,940,736	$13,619,207	$13,292,010	$12,914,901
Home equity
Nonaccrual	$1,142	$1,221	$1,295	$1,780	$2,070
90+ days and still accruing	—	—	—	—	—
60-89 days past due	463	1,112	246	138	984
30-59 days past due	2,012	2,818	2,294	2,971	3,403
Current	467,647	475,374	480,367	461,926	449,226
Total home equity	$471,264	$480,525	$484,202	$466,815	$455,683
Residential real estate
Early buy-out loans guaranteed by U.S. government agencies (1)	$145,225	$145,793	$124,824	$134,067	$123,742
Nonaccrual	27,360	32,862	28,942	28,047	22,522
90+ days and still accruing	—	—	—	—	—
60-89 days past due	129	7,562	8,829	8,954	1,351
30-59 days past due	30,854	24,908	95	38	38,943
Current	4,261,598	4,106,107	3,981,180	3,777,676	3,498,601
Total residential real estate	$4,465,166	$4,317,232	$4,143,870	$3,948,782	$3,685,159
Premium finance receivables - property & casualty
Nonaccrual	$33,891	$29,354	$24,512	$30,404	$29,846
90+ days and still accruing	15,823	19,115	13,006	14,350	18,081
60-89 days past due	16,188	29,294	23,527	25,641	19,717
30-59 days past due	47,936	57,685	38,133	29,460	39,459
Current	7,776,493	8,047,968	8,267,114	8,223,321	7,132,759
Total Premium finance receivables - property & casualty	$7,890,331	$8,183,416	$8,366,292	$8,323,176	$7,239,862
Premium finance receivables - life insurance
Nonaccrual	$—	$—	$—	$—	$—
90+ days and still accruing	—	—	—	327	2,962
60-89 days past due	22,690	13,887	34,016	11,202	10,587
30-59 days past due	58,760	22,806	34,506	34,403	29,924
Current	9,114,932	8,986,949	8,690,031	8,461,028	8,321,667
Total Premium finance receivables - life insurance	$9,196,382	$9,023,642	$8,758,553	$8,506,960	$8,365,140
Consumer and other
Nonaccrual	$16	$8	$38	$41	$18
90+ days and still accruing	10	42	60	184	98
60-89 days past due	130	466	49	61	162
30-59 days past due	230	643	159	175	542
Current	122,256	113,705	146,710	116,044	115,499
Total consumer and other	$122,642	$114,864	$147,016	$116,505	$116,319
Total loans, net of unearned income
Early buy-out loans guaranteed by U.S. government agencies (1)	$145,225	$145,793	$124,824	$134,067	$123,742
Nonaccrual	166,916	166,651	149,566	173,977	151,203
90+ days and still accruing	15,833	19,157	13,066	14,861	21,187
60-89 days past due	66,729	94,802	92,976	92,108	55,039
30-59 days past due	284,324	264,666	194,378	163,323	293,321
Current	53,392,265	52,414,032	51,488,672	50,463,343	48,063,898
Total loans, net of unearned income	$54,071,292	$53,105,101	$52,063,482	$51,041,679	$48,708,390
(1)Early buy-out loans are insured or guaranteed by the Federal Housing Administration or the U.S. Department of Veterans Affairs, subject to indemnifications and insurance limits for certain loans.

TABLE 13: NON-PERFORMING ASSETS (1)

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2026	2025	2025	2025	2025
Loans past due greater than 90 days and still accruing:
Commercial	$—	$—	$—	$—	$46
Commercial real estate	—	—	—	—	—
Home equity	—	—	—	—	—
Residential real estate	—	—	—	—	—
Premium finance receivables - property & casualty	15,823	19,115	13,006	14,350	18,081
Premium finance receivables - life insurance	—	—	—	327	2,962
Consumer and other	10	42	60	184	98
Total loans past due greater than 90 days and still accruing	15,833	19,157	13,066	14,861	21,187
Non-accrual loans:
Commercial	87,750	78,059	66,577	80,877	70,560
Commercial real estate	16,757	25,147	28,202	32,828	26,187
Home equity	1,142	1,221	1,295	1,780	2,070
Residential real estate	27,360	32,862	28,942	28,047	22,522
Premium finance receivables - property & casualty	33,891	29,354	24,512	30,404	29,846
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	16	8	38	41	18
Total non-accrual loans	166,916	166,651	149,566	173,977	151,203
Total non-performing loans:
Commercial	87,750	78,059	66,577	80,877	70,606
Commercial real estate	16,757	25,147	28,202	32,828	26,187
Home equity	1,142	1,221	1,295	1,780	2,070
Residential real estate	27,360	32,862	28,942	28,047	22,522
Premium finance receivables - property & casualty	49,714	48,469	37,518	44,754	47,927
Premium finance receivables - life insurance	—	—	—	327	2,962
Consumer and other	26	50	98	225	116
Total non-performing loans	$182,749	$185,808	$162,632	$188,838	$172,390
Other real estate owned	17,439	20,839	24,832	23,615	22,625
Total non-performing assets	$200,188	$206,647	$187,464	$212,453	$195,015
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.49%	0.46%	0.40%	0.49%	0.44%
Commercial real estate	0.12	0.18	0.21	0.25	0.20
Home equity	0.24	0.25	0.27	0.38	0.45
Residential real estate	0.61	0.76	0.70	0.71	0.61
Premium finance receivables - property & casualty	0.63	0.59	0.45	0.54	0.66
Premium finance receivables - life insurance	—	—	—	0.00	0.04
Consumer and other	0.02	0.04	0.07	0.19	0.10
Total loans, net of unearned income	0.34%	0.35%	0.31%	0.37%	0.35%
Total non-performing assets as a percentage of total assets	0.28%	0.29%	0.27%	0.31%	0.30%
Allowance for loan losses and unfunded lending-related commitments losses as a percentage of non-accrual loans	282.38%	276.15%	303.67%	262.71%	296.25%

(1)Excludes early buy-out loans guaranteed by U.S. government agencies. Early buy-out loans are insured or guaranteed by the Federal Housing Administration or the U.S. Department of Veterans Affairs, subject to indemnifications and insurance limits for certain loans.

Non-performing Loans Rollforward, excluding early buy-out loans guaranteed by U.S. government agencies

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(In thousands)	2026	2025	2025	2025	2025
Balance at beginning of period	$185,808	$162,632	$188,838	$172,390	$170,823
Additions from becoming non-performing in the respective period	24,969	46,198	34,805	48,651	27,721
Return to performing status	(3,663)	(2,937)	(3,399)	(6,896)	(1,207)
Payments received	(13,780)	(13,734)	(28,052)	(5,602)	(15,965)
Transfer to OREO or other assets	(868)	(286)	(348)	(2,247)	—
Charge-offs, net	(10,930)	(16,998)	(21,526)	(11,734)	(8,600)
Net change for premium finance receivables	1,213	10,933	(7,686)	(5,724)	(382)
Balance at end of period	$182,749	$185,808	$162,632	$188,838	$172,390

Other Real Estate Owned

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(In thousands)	2026	2025	2025	2025	2025
Balance at beginning of period	$20,839	$24,832	$23,615	$22,625	$23,116
Disposals/resolved	(4,760)	(2,141)	—	—	—
Transfers in at fair value, less costs to sell	1,360	—	1,217	1,315	—
Fair value adjustments	—	(1,852)	—	(325)	(491)
Balance at end of period	$17,439	$20,839	$24,832	$23,615	$22,625

	Period End
(In thousands)	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
Balance by Property Type:	2026	2025	2025	2025	2025
Residential real estate	$—	$—	$—	$—	$—
Commercial real estate	17,439	20,839	24,832	23,615	22,625
Total	$17,439	$20,839	$24,832	$23,615	$22,625

TABLE 14: NON-INTEREST INCOME

	Three Months Ended					Q1 2026 compared to Q4 2025		Q1 2026 compared to Q1 2025
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2026	2025	2025	2025	2025	$ Change	% Change	$ Change	% Change
Brokerage	$5,301	$5,384	$4,426	$4,212	$4,757	$(83)	(2)%	$544	11%
Trust and asset management	36,758	33,981	32,762	32,609	29,285	2,777	8	7,473	26
Total wealth management	42,059	39,365	37,188	36,821	34,042	2,694	7	8,017	24
Mortgage banking	23,396	22,625	24,451	23,170	20,529	771	3	2,867	14
Service charges on deposit accounts	20,970	20,402	19,825	19,502	19,362	568	3	1,608	8
(Losses) gains on investment securities, net	(31)	1,505	2,972	650	3,196	(1,536)	NM	(3,227)	NM
Fees from covered call options	4,669	5,992	5,619	5,624	3,446	(1,323)	(22)	1,223	35
Trading gains (losses), net	10	(257)	172	151	(64)	267	NM	74	NM
Operating lease income, net	19,154	16,365	15,466	15,166	15,287	2,789	17	3,867	25
Other:
Interest rate swap fees	4,041	4,664	3,909	3,010	2,269	(623)	(13)	1,772	78
BOLI	948	1,915	1,591	2,257	796	(967)	(50)	152	19
Administrative services	1,243	1,352	1,240	1,315	1,393	(109)	(8)	(150)	(11)
Foreign currency remeasurement (losses) gains	(368)	322	(416)	658	(183)	(690)	NM	(185)	NM
Changes in fair value on EBOs and loans held-for-investment	(287)	(1,702)	1,452	172	383	1,415	83	(670)	NM
Early pay-offs of capital leases	1,198	581	519	400	768	617	NM	430	56
Miscellaneous	17,140	17,261	16,839	15,193	15,410	(121)	(1)	1,730	11
Total Other	23,915	24,393	25,134	23,005	20,836	(478)	(2)	3,079	15
Total Non-Interest Income	$134,142	$130,390	$130,827	$124,089	$116,634	$3,752	3%	$17,508	15%
NM - Not meaningful.
BOLI - Bank-owned life insurance.
EBO - Early buy-out.

TABLE 15: MORTGAGE BANKING

	Three Months Ended
(Dollars in thousands)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Originations:
Retail originations	$441,749	$589,139	$505,793	$523,759	$348,468
Veterans First originations	152,244	208,054	137,600	157,787	111,985
Total originations for sale (A)	$593,993	$797,193	$643,393	$681,546	$460,453
Originations for investment	371,540	364,988	351,012	422,926	217,177
Total originations	$965,533	$1,162,181	$994,405	$1,104,472	$677,630
As a percentage of originations for sale:
Retail originations	74%	74%	79%	77%	76%
Veterans First originations	26	26	21	23	24
Purchases	52%	52%	77%	74%	77%
Refinances	48	48	23	26	23
Production Margin:
Production revenue (B) (1)	$13,028	$10,878	$15,388	$13,380	$9,941
Total originations for sale (A)	$593,993	$797,193	$643,393	$681,546	$460,453
Add: Current period end mandatory interest rate lock commitments to fund originations for sale (2)	218,156	122,804	307,932	163,664	197,297
Less: Prior period end mandatory interest rate lock commitments to fund originations for sale (2)	122,804	307,932	163,664	197,297	103,946
Total mortgage production volume (C)	$689,345	$612,065	$787,661	$647,913	$553,804
Production margin (B / C)	1.89%	1.78%	1.95%	2.07%	1.80%
Mortgage Servicing:
Loans serviced for others (D)	$12,534,513	$12,608,694	$12,524,131	$12,470,924	$12,402,352
Mortgage Servicing Rights (“MSR”), at fair value (E)	195,276	195,023	190,938	193,061	196,307
Percentage of MSRs to loans serviced for others (E / D)	1.56%	1.55%	1.52%	1.55%	1.58%
Servicing income	$10,353	$10,185	$10,112	$10,520	$10,611
MSR Fair Value Asset Activity
MSR - FV at Beginning of Period	$195,023	$190,938	$193,061	$196,307	$203,788
MSR - current period capitalization	6,434	9,150	5,829	6,336	4,669
MSR - collection of expected cash flows - paydowns	(1,620)	(1,550)	(1,554)	(1,516)	(1,590)
MSR - collection of expected cash flows - payoffs and repurchases	(5,021)	(6,250)	(4,050)	(4,100)	(3,046)
MSR - changes in fair value model assumptions	460	2,735	(2,348)	(3,966)	(7,514)
MSR Fair Value at end of period	$195,276	$195,023	$190,938	$193,061	$196,307
Summary of Mortgage Banking Revenue:
Operational:
Production revenue (1)	$13,028	$10,878	$15,388	$13,380	$9,941
MSR - Current period capitalization	6,434	9,150	5,829	6,336	4,669
MSR - Collection of expected cash flows - paydowns	(1,620)	(1,550)	(1,554)	(1,516)	(1,590)
MSR - Collection of expected cash flows - payoffs and repurchases	(5,021)	(6,250)	(4,050)	(4,100)	(3,046)
Servicing Income	10,353	10,185	10,112	10,520	10,611
Other Revenue	(45)	(17)	(345)	(79)	(172)
Total operational mortgage banking revenue	$23,129	$22,396	$25,380	$24,541	$20,413
Fair Value:
MSR - changes in fair value model assumptions	$460	$2,735	$(2,348)	$(3,966)	$(7,514)
(Loss) gain on derivative contract held as an economic hedge, net	(900)	(2,425)	265	2,535	4,897
Changes in FV on early buy-out loans guaranteed by US Govt held-for-sale	707	(81)	1,154	60	2,733
Total fair value mortgage banking revenue	$267	$229	$(929)	$(1,371)	$116
Total mortgage banking revenue	$23,396	$22,625	$24,451	$23,170	$20,529
(1)Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, changes in other related financial instruments carried at fair value, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation and other non-production revenue.
(2)Certain volume adjusted for the estimated pull-through rate of the loan, which represents the Company’s best estimate of the likelihood that a committed loan will ultimately fund.

TABLE 16: NON-INTEREST EXPENSE

	Three Months Ended					Q1 2026 compared to Q4 2025		Q1 2026 compared to Q1 2025
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2026	2025	2025	2025	2025	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$129,086	$124,856	$124,623	$123,174	$123,917	$4,230	3%	$5,169	4%
Commissions and incentive compensation	57,407	57,117	56,244	55,871	52,536	290	1	4,871	9
Benefits	41,954	40,584	38,801	40,496	35,073	1,370	3	6,881	20
Total salaries and employee benefits	228,447	222,557	219,668	219,541	211,526	5,890	3	16,921	8
Software and equipment	35,654	36,096	35,027	36,522	34,717	(442)	(1)	937	3
Operating lease equipment	10,987	11,034	10,409	10,757	10,471	(47)	(0)	516	5
Occupancy, net	20,566	20,105	20,809	20,228	20,778	461	2	(212)	(1)
Data processing	11,266	11,809	11,329	12,110	11,274	(543)	(5)	(8)	(0)
Advertising and marketing	13,218	13,792	19,027	18,761	12,272	(574)	(4)	946	8
Professional fees	7,375	8,280	7,465	9,243	9,044	(905)	(11)	(1,669)	(18)
Amortization of other acquisition-related intangible assets	4,958	4,999	5,196	5,580	5,618	(41)	(1)	(660)	(12)
FDIC insurance	10,990	11,061	11,418	10,971	10,926	(71)	(1)	64	1
FDIC insurance - special assessment	—	(499)	—	—	—	499	(100)	—	—
OREO expense, net	207	2,162	262	505	643	(1,955)	(90)	(436)	(68)
Other:
Lending expenses, net of deferred origination costs	6,510	6,367	6,169	4,869	5,866	143	2	644	11
Travel and entertainment	5,426	7,965	6,029	6,026	5,270	(2,539)	(32)	156	3
Miscellaneous	27,028	28,725	27,220	26,348	27,685	(1,697)	(6)	(657)	(2)
Total other	38,964	43,057	39,418	37,243	38,821	(4,093)	(10)	143	0
Total Non-Interest Expense	$382,632	$384,453	$380,028	$381,461	$366,090	$(1,821)	(0)%	$16,542	5%
NM - Not meaningful.

TABLE 17: SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), taxable-equivalent net interest margin (including its individual components), the taxable-equivalent efficiency ratio, tangible common equity ratio, tangible book value per common share, return on average tangible common equity, and pre-tax income, excluding provision for credit losses. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company’s interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent basis (“FTE”). In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability. Management considers pre-tax income, excluding provision for credit losses, as a useful measurement of the Company’s core net income.

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars and shares in thousands)	2026	2025	2025	2025	2025
Reconciliation of Non-GAAP Net Interest Margin and Efficiency Ratio:
(A) Interest Income (GAAP)	$927,560	$956,326	$963,834	$920,908	$886,965
Taxable-equivalent adjustment:
- Loans	2,026	2,134	2,154	2,200	2,206
- Liquidity Management Assets	586	661	675	680	690
- Other Earning Assets	—	—	—	—	3
(B) Interest Income (non-GAAP)	$930,172	$959,121	$966,663	$923,788	$889,864
(C) Interest Expense (GAAP)	348,536	372,452	396,824	374,214	360,491
(D) Net Interest Income (GAAP) (A minus C)	579,024	583,874	567,010	546,694	526,474
(E) Net Interest Income (non-GAAP) (B minus C)	581,636	586,669	569,839	549,574	529,373
Net interest margin (GAAP)	3.54%	3.52%	3.48%	3.52%	3.54%
Net interest margin, fully taxable-equivalent (non-GAAP)	3.56	3.54	3.50	3.54	3.56
(F) Non-interest income	$134,142	$130,390	$130,827	$124,089	$116,634
(G) (Losses) gains on investment securities, net	(31)	1,505	2,972	650	3,196
(H) Non-interest expense	382,632	384,453	380,028	381,461	366,090
Efficiency ratio (H/(D+F-G))	53.65%	53.94%	54.69%	56.92%	57.21%
Efficiency ratio (non-GAAP) (H/(E+F-G))	53.45	53.73	54.47	56.68	56.95

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars and shares in thousands)	2026	2025	2025	2025	2025
Reconciliation of Non-GAAP Tangible Common Equity Ratio:
Total shareholders’ equity (GAAP)	$7,378,100	$7,258,715	$7,045,757	$7,225,696	$6,600,537
Less: Non-convertible preferred stock (GAAP)	(425,000)	(425,000)	(425,000)	(837,500)	(412,500)
Less: Acquisition-related intangible assets (GAAP)	(890,698)	(895,959)	(902,936)	(908,639)	(913,004)
(I) Total tangible common shareholders’ equity (non-GAAP)	$6,062,402	$5,937,756	$5,717,821	$5,479,557	$5,275,033
(J) Total assets (GAAP)	$72,157,433	$71,142,046	$69,629,638	$68,983,318	$65,870,066
Less: Acquisition-related intangible assets (GAAP)	(890,698)	(895,959)	(902,936)	(908,639)	(913,004)
(K) Total tangible assets (non-GAAP)	$71,266,735	$70,246,087	$68,726,702	$68,074,679	$64,957,062
Common equity to assets ratio (GAAP) (L/J)	9.6%	9.6%	9.5%	9.3%	9.4%
Tangible common equity ratio (non-GAAP) (I/K)	8.5	8.5	8.3	8.0	8.1

Reconciliation of Non-GAAP Tangible Book Value per Common Share:
Total shareholders’ equity	$7,378,100	$7,258,715	$7,045,757	$7,225,696	$6,600,537
Less: Non-convertible preferred stock (GAAP)	(425,000)	(425,000)	(425,000)	(837,500)	(412,500)
(L) Total common equity	$6,953,100	$6,833,715	$6,620,757	$6,388,196	$6,188,037
(M) Actual common shares outstanding	67,437	66,975	66,961	66,938	66,919
Book value per common share (L/M)	$103.10	$102.03	$98.87	$95.43	$92.47
Tangible book value per common share (non-GAAP) (I/M)	89.90	88.66	85.39	81.86	78.83

Reconciliation of Non-GAAP Return on Average Tangible Common Equity:
(N) Net income applicable to common shares	$219,021	$214,657	$188,913	$188,536	$182,048
Add: Acquisition-related intangible asset amortization	4,958	4,999	5,196	5,580	5,618
Less: Tax effect of acquisition-related intangible asset amortization	(1,210)	(1,310)	(1,403)	(1,495)	(1,421)
After-tax Acquisition-related intangible asset amortization	$3,748	$3,689	$3,793	$4,085	$4,197
(O) Tangible net income applicable to common shares (non-GAAP)	$222,769	$218,346	$192,706	$192,621	$186,245
Total average shareholders’ equity	$7,387,713	$7,166,608	$6,955,543	$6,862,040	$6,460,941
Less: Average preferred stock	(425,000)	(425,000)	(483,288)	(599,313)	(412,500)
(P) Total average common shareholders’ equity	$6,962,713	$6,741,608	$6,472,255	$6,262,727	$6,048,441
Less: Average acquisition-related intangible assets	(894,211)	(901,022)	(906,032)	(910,924)	(916,069)
(Q) Total average tangible common shareholders’ equity (non-GAAP)	$6,068,502	$5,840,586	$5,566,223	$5,351,803	$5,132,372
Return on average common equity, annualized (N/P)	12.76%	12.63%	11.58%	12.07%	12.21%
Return on average tangible common equity, annualized (non-GAAP) (O/Q)	14.89	14.83	13.74	14.44	14.72

Reconciliation of Non-GAAP Pre-Tax, Pre-Provision Income:
Income before taxes	$300,940	$302,223	$296,041	$267,088	$253,055
Add: Provision for credit losses	29,594	27,588	21,768	22,234	23,963
Pre-tax income, excluding provision for credit losses (non-GAAP)	$330,534	$329,811	$317,809	$289,322	$277,018

	Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars and shares in thousands, except per share data)	2026	2025	2025	2025	2025
Reconciliation of Non-GAAP Net Income per Common Share:
Net income	$227,388	$223,024	$216,254	$195,527	$189,039
Preferred stock dividends	8,367	8,367	13,295	6,991	6,991
Preferred stock redemption	—	—	14,046	—	—
(R) Net income applicable to common shares	$219,021	$214,657	$188,913	$188,536	$182,048
(S) Weighted average common shares outstanding	67,246	66,970	66,952	66,931	66,726
Dilutive potential common shares	851	1,143	1,028	888	923
(T) Average common shares and dilutive common shares	68,097	68,113	67,980	67,819	67,649
Net income per common share - Basic (R/S)	$3.26	$3.21	$2.82	$2.82	$2.73
Net income per common share - Diluted (R/T)	$3.22	$3.15	$2.78	$2.78	$2.69
Preferred stock series F excess one-time extended first dividend	$—	$—	$4,927	$—	$—
Preferred stock redemption	—	—	14,046	—	—
(U) Total non-recurring preferred stock offering impact (non-GAAP)	$—	$—	$18,973	$—	$—
Net income per common share - Basic (non-GAAP) (R+U)/S	$3.26	$3.21	$3.11	$2.82	$2.73
Net income per common share - Diluted (non-GAAP) (R+U)/T	$3.22	$3.15	$3.06	$2.78	$2.69

WINTRUST SUBSIDIARIES

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC) that operates bank retail locations in the greater Chicago, southern Wisconsin, west Michigan, northwest Indiana, and southwest Florida market areas. Its 16 community bank subsidiaries are: Barrington Bank & Trust Company, N.A., Beverly Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Hinsdale Bank & Trust Company, N.A., Lake Forest Bank & Trust Company, N.A., Libertyville Bank & Trust Company, N.A., Macatawa Bank, N.A., Northbrook Bank & Trust Company, N.A., Old Plank Trail Community Bank, N.A., Schaumburg Bank & Trust Company, N.A., St. Charles Bank & Trust Company, N.A., State Bank of The Lakes, N.A., Town Bank, N.A., Village Bank & Trust, N.A., Wheaton Bank & Trust Company, N.A., and Wintrust Bank, N.A.

Additionally, the Company operates various non-bank businesses:
•FIRST Insurance Funding and Wintrust Life Finance, each a division of Lake Forest Bank & Trust Company, N.A., serve property and casualty and life insurance loan customers, respectively, throughout the United States.
•First Insurance Funding of Canada serves property and casualty insurance loan customers throughout Canada.
•Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.
•Wintrust Mortgage, a division of Barrington Bank & Trust Company, N.A., engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States.
•Wintrust Investments, LLC provides a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.
•Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.
•Wintrust Private Trust Company, N.A., a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.
•Wintrust Asset Finance offers direct leasing opportunities.
•CDEC provides Qualified Intermediary services (as defined by U.S. Treasury regulations) for taxpayers seeking to structure tax-deferred like-kind exchanges under Internal Revenue Code Section 1031.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, and which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2025 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on the Company’s financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•economic conditions and events that affect the economy, housing prices, the job market and other factors that may adversely affect the Company’s liquidity and the performance of its loan portfolios, including an actual or threatened U.S. government shutdown, debt default or rating downgrade, particularly in the markets in which it operates;
•negative effects suffered by us or our customers resulting from changes in U.S. or international trade policies;
•the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;
•estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;
•the financial success and economic viability of the borrowers of our commercial loans;

•commercial real estate market conditions in the Chicago metropolitan area, southern Wisconsin and west Michigan;
•the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for credit losses;
•inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;
•changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;
•the interest rate environment, including a prolonged period of low interest rates or rising interest rates, either broadly or for some types of instruments, which may affect the Company’s net interest income and net interest margin, and which could materially adversely affect the Company’s profitability;
•competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;
•failure to identify and complete favorable acquisitions in the future or unexpected losses, difficulties or developments related to the Company’s recent or future acquisitions;
•unexpected difficulties and losses related to FDIC-assisted acquisitions;
•harm to the Company’s reputation;
•any negative perception of the Company’s financial strength;
•ability of the Company to raise additional capital on acceptable terms when needed;
•disruption in capital markets, which may lower fair values for the Company’s investment portfolio;
•ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;
•failure or breaches of our security systems or infrastructure, or those of third parties;
•security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion and similar events or data corruption attempts and identity theft;
•adverse effects on our information technology systems, or those of third parties, resulting from failures, human error or cyberattacks (including ransomware);
•adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;
•increased costs as a result of protecting our customers from the impact of stolen debit card information;
•accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;
•ability of the Company to attract and retain senior management experienced in the banking and financial services industries;
•environmental liability risk associated with lending activities;
•the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation;
•losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;
•the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;
•the soundness of other financial institutions and the impact of recent failures of financial institutions, including broader financial institution liquidity risk and concerns;
•the expenses and delayed returns inherent in opening new branches and de novo banks;
•liabilities, potential customer loss or reputational harm related to closings of existing branches;
•examinations and challenges by tax authorities, and any unanticipated impact of tax legislation;
•changes in accounting standards, rules and interpretations, and the impact on the Company’s financial statements;
•the ability of the Company to receive dividends from its subsidiaries;
•a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise;
•legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies;
•changes in laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity;
•a lowering of our credit rating;
•changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to persistent inflation or otherwise;
•regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business;
•increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment;
•the impact of heightened capital requirements;
•increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

•delinquencies or fraud with respect to the Company’s premium finance business;
•credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;
•the Company’s ability to comply with covenants under its credit facility;
•fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation; and
•widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism, armed hostilities and pandemics), and the effects of climate change.

Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEBCAST AND REPLAY

The Company will hold a conference call on Tuesday, April 21, 2026 at 10:00 a.m. (CDT) regarding first quarter 2026 earnings results. Individuals interested in participating in the call by addressing questions to management should register for the call to receive the dial-in numbers and unique PIN at the Conference Call Link included within the Company’s press release dated March 18, 2026 available at the Investor Relations, Investor News and Events, Press Releases link on its website at https://www.wintrust.com. A separate simultaneous audio-only webcast link is included within the press release referenced above. Registration for and a replay of the audio-only webcast with an accompanying slide presentation will be available at https://www.wintrust.com, Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the first quarter 2026 earnings press release will also be available on the home page of the Company’s website at https://www.wintrust.com and at the Investor Relations, Investor News and Events, Press Releases link on its website.